JOINT FILING AGREEMENT
----------------------

          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of beneficial interest, value $.01 per share, of EFTC Corporation, a Colorado corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the ___/th/ day of April 2000.


THAYER EQUITY INVESTORS IV, L.P.               THAYER-BLUM FUNDING, L.L.C.

By TC Equity Partners IV, L.L.C.,
   its General Partner

By  /s/ Carl J. Rickertsen                     By: /s/ Jeffrey W. Goettman
    ----------------------------                   ----------------------------
    Name: Carl J. Rickertsen                         Name: Jeffrey W. Goettman
    Title: Managing Member                           Title: Authorized Person

TC EQUITY PARTNERS IV, L.L.C.                  TC MANAGEMENT PARTNERS IV, L.L.C.


By  /s/ Carl J. Rickertsen                     By  /s/ Carl J. Rickertsen
    ----------------------------                   ----------------------------
    Name: Carl J. Rickertsen                         Name: Carl J. Rickertsen
    Title: Managing Member                           Title: Managing Member

THAYER MANUFACTURING HOLDINGS, L.L.C.          By  /s/ Frederic V. Malek
                                                   ----------------------------
                                                     Frederic V. Malek

By TC Co-Investors IV, LLC, its
Managing Member
                                                By /s/ Carl J. Rickertsen
                                                   ----------------------------
By TC Management IV, L.L.C., its                     Carl J. Rickertsen
Managing Member

By  /s/ Carl J. Rickertsen                      By /s/ Jeffrey W. Goettman
    ----------------------------                   ----------------------------
    Name: Carl J. Rickertsen                         Jeffrey W. Goettman
    Title: Managing Member
                                                By /s/ Susan Gallagher
                                                   ----------------------------
TC CO-INVESTORS IV, LLC                              Susan Gallagher

By  TC Management Partners IV, L.L.C.,
    its Managing Member

By  /s/ Carl J. Rickertsen
    ----------------------------
    Name: Carl J. Rickertsen
    Title: Managing Member

RICHARD C. BLUM & ASSOCIATES, INC.           BLUM CAPITAL PARTNERS, L.P.
                                             By: Richard C. Blum & Associates,
                                                 Inc., its General Partner

By  /s/ Murray A. Indick                     By: /s/ Murray A. Indick
    -----------------------------------          -------------------------------
    Murray A. Indick                             Murray A. Indick
    Partner, General Counsel and Secretary       Partner, General Counsel and
                                                 Secretary


RCBA GP, L.L.C.                              RCBA STRATEGIC PARTNERS, L.P.

                                             By: RCBA GP, L.L.C., its General
                                                 Partner

By  /s/ Murray A. Indick                     By: /s/ Murray A. Indick
    -----------------------------------          -------------------------------
    Murray A. Indick, Member                     Murray A. Indick, Member


RICHARD C. BLUM


By  /s/ Murray A. Indick
    -----------------------------------
    Murray A. Indick, Attorney-in-Fact